(ad) Negative Covenants. Without the prior written consent of Landlord in each case, neither Tenant nor any of its Subsidiaries shall:

(i) Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its properties, now owned or hereafter acquired; provided, however, that the following shall be permitted except to the extent that they would encumber any interest in the Leased Property in violation of other provisions of this Lease or would encumber Collateral covered by the Pledge Agreement:

a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

b) Liens that secure obligations incurred in the ordinary course of business, that are not past due for more than thirty (30) days (or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established) and that:

(1)  are imposed by law, such as mechanic's,
materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens; or

(2) encumber only equipment or other tangible personal property and any proceeds thereof
(including Liens created by equipment leases) and are imposed to secure the payment of the purchase price or other direct costs of acquiring the equipment or other tangible personal property they encumber;

c) Liens under workmen's compensation, unemployment insurance, social security or similar legislation
(other than ERISA);

d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

e) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Tenant or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

g) Liens securing obligations of such a Subsidiary to Tenant or to another such Subsidiary;

h) Liens incurred after the date of this Lease given to secure the payment of the purchase price or other direct costs incurred in connection with the acquisition, construction, improvement or rehabilitation of assets, including Liens existing on such assets at the time of acquisition thereof or at the time of acquisition by Tenant or a Subsidiary of any business entity (including a Subsidiary) then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, provided that (i) except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets, the Lien shall be created within six (6) months of the later of the acquisition of, or the completion of the construction or improvement in respect of, such assets and shall attach solely to such assets, and (ii) except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets, at the time such Liens are imposed, the aggregate amount remaining unpaid on all Debt secured by Liens on such assets whether or not assumed by Tenant or a Subsidiary shall not exceed an amount equal to seventy-five percent (75%) of the lesser of the total purchase price or fair market value, at the time such Debt is incurred, of such assets;

i) existing mortgages and deeds of trust as of the date of this Lease;

j) Liens created by any real property lease (including this Lease), or related documents (including the Purchase Agreement and other separate purchase agreements), that require Tenant or its Subsidiaries to purchase or cause another to purchase any interest in the property covered thereby and thus guarantee a minimum residual value of the property to the landlord;
provided, that the value of all such leases (including this Lease) shall not exceed an aggregate, cumulative amount of $700,000,000 (for purposes of this Section
(ad)(i), the "value" of a lease means the amount, determined as of the date the lease became effective, equal to the greater of (1) the present value of rentals and other minimum lease payments required in connection with such lease [calculated in accordance with FASB Statement 13 and other GAAP relevant to the determination of the whether such lease must be accounted for as capital leases, and calculated under the assumption that any allowance for construction to be provided by the landlord will be fully funded] or
(2) the fair value of the property covered thereby);

k) Liens imposed to secure Debt incurred to finance the acquisition of property which has been leased or sold by Tenant or one of its Subsidiaries to another Person (other than Tenant or a Subsidiary of Tenant) pursuant to a lease or sales agreement providing for payments sufficient to pay such Debt in full, provided such Debt is not a general obligation of Tenant or its Subsidiaries, but rather is payable only from the rentals or other sums payable under the lease or sales agreement or from the property sold or leased thereunder;

l)      Liens not otherwise permitted by this
subparagraph 9.(ad)(i) (and not encumbering the Leased
Property or any Collateral) which secure the payment of Debt, provided that (i) at no time does the sum of the aggregate amount of all outstanding Debt secured by such Liens exceed $50,000,000, and (i) such Liens do not constitute Liens against Tenant's interest in any material Subsidiary or blanket Liens against all or substantially all of the inventory, receivables, general intangibles or equipment of Tenant or of any material Subsidiary of Tenant (for purposes of this clause, a "material Subsidiary" means any subsidiary whose assets represent a substantial part of the total assets of Tenant and its Subsidiaries, determined on a consolidated basis in accordance with GAAP); and

m) Liens incurred in connection with any renewals, extensions or refundings of any Debt secured by Liens described in the other clauses of this subparagraph
9.(ad)(i), provided that there is no increase in the aggregate principal amount of Debt secured thereby from that which was outstanding as of the date of such renewal, extension or refunding and no additional property is encumbered.

(ii) Transactions with Affiliates. Enter into any transactions that individually or in the aggregate are material to Tenant (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Affiliates, except upon fair and reasonable terms no less favorable to Tenant than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

(iii)   Mergers; Sales of Assets.

a) Except to the extent permitted by the last sentence of this subparagraph 9.(ad), liquidate or dissolve, or merge, consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), to any Person, or enter into any joint venture, partnership or other combination which involves the investment, sale, lease, loan, or other disposition of the business or all of the assets of Tenant and its Subsidiaries or so much thereof as, in the reasonable opinion of Landlord, constitutes a substantial portion of such business or assets.

			b) Except to the extent permitted by the last sentence of this subparagraph 9.(ad), acquire the assets or business of any Person, other than in the ordinary course of Tenant's business as presently conducted.

(iv) Sale of Receivables. Sell for less than the full face value of, or otherwise sell for consideration other than cash, any of its notes or accounts receivable. However, this subparagraph (iv) shall not prohibit: a) a sale of receivables for cash at a discount which is less than fifteen percent (15%) of the face value of all receivables then outstanding on the books of Tenant and its consolidated Subsidiaries, if such sale and all other discounted sales of receivables permitted by this clause a) during the same fiscal year of Tenant do not affect more than fifteen percent (15%) of the individual accounts (excluding intercompany accounts) comprising the receivables of Tenant and its Subsidiaries; b) any license or sale of products or services in the ordinary course of business where payment for such transactions is made by credit card, provided that the fees and discounts incurred by the Tenant or the Subsidiary in connection therewith shall not exceed the normal and customary fees and discounts incurred for general credit card transactions through major credit card issuers; or c) the delivery and endorsement to banks in the ordinary course of business by Tenant or any of its Subsidiaries of promissory notes received in payment of trade receivables, where delivery and endorsement are made prior to the date of maturity of such promissory notes, and the retention by such banks of normal and customary fees and discounts therefor, provided such practice is usual and customary in the country where such activity occurs.

(v) Change of Business. Permit any significant change in the nature of the business of Tenant and its Subsidiaries, taken as whole, from that presently conducted.

Notwithstanding any contrary provisions of subparagraph
9.(ad)(iii), Tenant may engage in any of the following transactions, provided that immediately prior to and immediately after giving effect thereto, no Default or Event of Default exists or would exist:

		(i) merge with another entity if Tenant is the corporation surviving the merger;

		(ii) enter into joint ventures;

		(iii) acquire the assets or business of another
Person; or

		(iv) liquidate or dissolve Subsidiaries to the extent that such liquidations and dissolutions would not, in the aggregate, result in a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

(ae)     ERISA.

(i) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and as of the date hereof no event or condition is occurring or exists which would require a notice from Tenant under clause
9.(ae)(ii).

(ii) Tenant shall provide a notice to Landlord as soon as possible after, and in any event within ten (10) days after Tenant becomes aware that, any of the following has occurred, with respect to which the potential aggregate liability to Tenant relating thereto is $2,000,000 or more, and such notice shall include a statement signed by a senior financial officer of Tenant setting forth details of the following and the response, if any, which Tenant or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to Pension Benefit Guaranty Corporation by Tenant or an ERISA Affiliate with respect to any of the following or the events or conditions leading up it): (A) the assertion, to secure any Unfunded Benefit Liabilities, of any Lien against the assets of Tenant, against the assets of any Plan of Tenant or any ERISA Affiliate of Tenant or against any interest of Landlord or Tenant in the Leased Property or the Collateral covered by the Pledge Agreement, or (B) the taking of any action by the Pension Benefit Guaranty Corporation or any other governmental authority action against Tenant to terminate any Plan of Tenant or any ERISA Affiliate of Tenant or to cause the appointment of a trustee or receiver to administer any such Plan.

10.     Representations, Warranties and Covenants of Landlord.
Landlord represents, warrants and covenants as follows:

(a) Title Claims By, Through or Under Landlord. Except by a Permitted Transfer, Landlord shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or any interest of Landlord in and to the Leased Property during the Term without the prior written consent of Tenant. Landlord further agrees that if any encumbrance or title defect affecting the Leased Property is lawfully claimed through or under Landlord, including any judgment lien lawfully filed against Landlord, Landlord will at its own cost and expense remove any such encumbrance and cure any such defect; provided, however, Landlord shall not be responsible for (i) any Permitted Encumbrances (regardless of whether claimed through or under Landlord) or any other encumbrances not lawfully claimed through or under Landlord, (ii) any encumbrances or title defects claimed by, through or under Tenant, an Approved Participant, or any other Participant (other than Landlord's Parent) which Tenant shall have approved, or (iii) any encumbrance or title defect arising because of Landlord's compliance with subparagraph 10.(b) or any request made by Tenant.

(b) Actions Required of the Title Holder. So long as no Event of Default shall have occurred and be continuing, Landlord shall take any and all action required of Landlord by the Permitted Encumbrances or otherwise required of Landlord by Applicable Laws or reasonably requested by Tenant (including granting any utility easements required in connection with construction of Improvements); provided that (i) actions Tenant may require of Landlord under this subparagraph shall be limited to actions that can only be taken by Landlord as the owner of the Leased Property, as opposed to any action that can be taken by Tenant or any third party (and the payment of any monetary obligation shall not be an action required of Landlord under this subparagraph unless Landlord shall first have received funds from Tenant, in excess of any other amounts due from Tenant hereunder, sufficient to pay such monetary obligations), (ii) Tenant requests the action to be taken by Landlord (which request must be specific and in writing, if required by Landlord at the time the request is made) and (iii) the action to be taken will not constitute a violation of any Applicable Laws or compromise or constitute a waiver of Landlord's rights hereunder or under the Purchase Documents, or Environmental Indemnity or otherwise be reasonably objectionable to Landlord. Any Losses incurred by Landlord because of any action taken pursuant to this subparagraph shall be covered by the indemnification set forth in subparagraph
9.(y). Further, for purposes of such indemnification, any action taken by Landlord will be deemed to have been made at the request of Tenant if made pursuant to any request of Tenant's counsel or of any officer of Tenant (or with their knowledge, and without their objection) in connection with the closing under the Existing Contract or the execution, administration or enforcement of any Construction Document.

(c) No Default or Violation. The execution, delivery and performance of this Lease do not contravene, result in a breach of or constitute a default under any material contract or agreement to which Landlord is a party or by which Landlord is bound and do not, to the knowledge of Landlord, violate or contravene any law, order, decree, rule or regulation to which Landlord is subject.

(d) No Suits. To Landlord's knowledge there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Lease, and to Landlord's knowledge no such suits or proceedings are threatened.

(e) Organization. Landlord is duly incorporated and legally existing under the laws of Delaware and is or, if necessary, will become duly qualified to do business in the State of California. Landlord has or will obtain, at Tenant's expense pursuant to the other provisions of this Lease, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Leased Property and to perform its obligations under this Lease.

(f) Enforceability. The execution, delivery and performance of this Lease and the Purchase Documents by Landlord are duly authorized, are not in contravention of or conflict with any term or provision of Landlord's articles of incorporation or bylaws and do not, to Landlord's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease and the Purchase
Documents are valid, binding and legally enforceable obligations of Landlord except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, Landlord makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Leased Property have been satisfied.

(g) Existence. Landlord will continuously maintain its existence and, after qualifying to do business in the State of California if Landlord has not already done so, Landlord will continuously maintain its right to do business in that state to the extent necessary for the performance of Landlord's obligations hereunder.

(h) Not a Foreign Person. Landlord is not a "foreign person" within the meaning of the Sections 1445 and 7701 of the Code (i.e., Landlord is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder), and Landlord is not subject to withholding under California Revenue and Taxation Code Sections 18805, 18815, and 26131.

11.     Assignment and Subletting.

(a) Consent Required. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Tenant hereunder and shall not sublet all or any part of the Leased Property, by operation of law or otherwise; provided, that, so long as no Event of Default has occurred and is continuing, Tenant shall be entitled without the consent of Landlord to sublet all or any portion of the space in any then completed Improvements if:

			(i) any sublease by Tenant is made expressly subject and subordinate to the terms hereof;

			(ii) no sublease has a term longer than the remainder of the then effective term of this Lease;

			(iii) the use permitted by such sublease is expressly limited to general office use or other uses approved in advance by Landlord as uses that will not present extraordinary risks of uninsured environmental or other liability; and

			(iv) no more than forty-five percent (45%) of the total space of completed Improvements shall be subleased without Landlord's prior consent to any Person that is neither (A) an Affiliate of Tenant nor (B) the operator of a business in the subleased space that is related to the operation of Tenant's own business (such as another venturer in a joint venture with Tenant).

(b) Standard for Landlord's Consent to Assignments and Certain Other Matters. Consents and approvals of Landlord which are required by this Paragraph 11 will not be unreasonably withheld, but Tenant acknowledges that Landlord's withholding of such consent or approval shall be reasonable if Landlord determines in good faith that (1) giving the approval may increase Landlord's risk of liability for any existing or future environmental problem, (2) giving the approval is likely to substantially increase Landlord's administrative burden of complying with or monitoring Tenant's compliance with the requirements of this Lease, or (3) any transaction for which Tenant has requested the consent or approval would negate
Tenant's representations in this Lease regarding ERISA or cause this Lease or the other documents referenced herein to constitute a violation of any provision of ERISA.

(c) Consent Not a Waiver. No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant's interest hereunder, and no assignment or subletting of the Leased Property or any part thereof in accordance with this Lease or otherwise with Landlord's consent, shall release Tenant from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder.

(d) Landlord's Assignment. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Leased Property and any and all of its rights under this Lease by any conveyance that constitutes a Permitted Transfer. (However, any Permitted Transfer shall be subject to all of the provisions of each and every agreement concerning the Leased Property then existing between Landlord and Tenant, including without limitation this Lease and the Purchase Agreement.) If Landlord sells or otherwise transfers the Leased Property and assigns its rights under this Lease and the Purchase Documents pursuant to a Permitted Transfer, then to the extent Landlord's successor in interest confirms its liability for the obligations imposed upon Landlord by this Lease and the Purchase Documents on and subject to the express terms and conditions set out herein and therein, the original Landlord shall thereby be released from any obligations thereafter arising under this Lease and the Purchase Documents, and Tenant will look solely to each successor in interest of Landlord for performance of such obligations. However, notwithstanding anything to the contrary herein contained, if withholding taxes are imposed on the rents and other amounts payable to Landlord hereunder because of Landlord's assignment of this Lease to any citizen of, or any corporation or other entity formed under the laws of, a country other than the United States, Tenant shall not be required to compensate such assignee for the withholding tax. Further, during the Term and so long as no Event of Default has occurred and is continuing, Landlord shall not decrease the aggregate of its and Landlord's Parent's Percentages under and as defined in the Participation Agreement below the minimum percentage require by paragraph 14.2 of the Participation Agreement.

12.     Environmental Indemnification.

(a) Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of subparagraph 12.(c) below.

(b)     Assumption of Defense.

(i) If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph 12 applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Tenant but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Tenant shall pay or reimburse the Indemnified Party for all Attorney's Fees incurred by the Indemnified Party because of the selection of such separate counsel.

(ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph 12 applies, and Tenant fails to assume promptly (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified Party, then the Indemnified Party may contest (or settle, with the prior written consent of Tenant, which consent will not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party; provided, that if any such failure by Tenant continues for thirty (30) days or more after Tenant is notified thereof, no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under this Paragraph 12 so long as, in the written opinion of reputable counsel to the Indemnified Party, the settlement or payment in full is clearly advisable.

(c) Notice of Environmental Losses. If an Indemnified Party receives a written notice of Environmental Losses that such Indemnified Party believes are covered by this Paragraph 12, then such Indemnified Party will be expected to promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse Tenant from its obligations under this Paragraph 12; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify such Indemnified Party (and any Affiliate of such Indemnified Party) against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if Landlord fails to provide Tenant with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 12.(a) and Tenant is not otherwise already aware of such obligation, and if as a result of such failure Landlord becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to Landlord (or any Affiliate of Landlord) to pay the excess.

(d) Rights Cumulative. The rights of each Indemnified Party under this Paragraph 12 shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

(e) Survival of the Indemnity. Tenant's obligations under this Paragraph 12 shall survive the termination or expiration of this Lease. All obligations of Tenant under this Paragraph 12 shall be payable upon demand, and any amount due upon demand to any Indemnified Party by Tenant which is not paid shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

13.     Landlord's Right of Access.

(a) Landlord and Landlord's representatives may enter the Leased Property, after five (5) Business Days advance written notice to Tenant (except in the event of an emergency, when no advance notice will be required), for the purpose of making inspections or performing any work Landlord is authorized to undertake by the next subparagraph. So long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or performing any such work on the Leased Property, if then requested to do so by Tenant to maintain Tenant's security: (i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or work of Landlord authorized by this Lease.

(b) If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or renders Landlord or any director, officer, employee or Affiliate of Landlord at risk of criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, in Tenant's name or in Landlord's own name, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of Landlord to do any work which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any such work permitted by Landlord hereunder on or in the Leased Property keep and store upon the Leased Property all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenants of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Property, or on account of bringing materials, supplies and equipment into or through the Leased Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by the Active Negligence, gross negligence or wilful misconduct of Landlord or its officers, employees, or agents in connection therewith), and the obligations of Tenant under this Lease shall not thereby be affected in any manner.

14.     Events of Default.

(a) Definition of Event of Default. Each of the following events shall be deemed to be an "Event of Default" by Tenant under this Lease:

(i) Tenant shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3)
Business Days after Tenant is notified thereof.

(ii) Tenant shall fail to cause any representation or warranty of Tenant contained herein that is false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this subparagraph 14.(a)), or Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as described in the other clauses of this subparagraph 14.(a)), and in either case shall not cure such failure prior to the earlier of (A) thirty (30) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty (60) days) as shall be necessary for the curing thereof with reasonable diligence.

(iii) Tenant shall fail to comply with any term, provision or condition of the Purchase Documents and, if any Purchase
Document expressly provides a time within which Tenant may cure such failure, Tenant shall not cure the failure within such time.

(iv)    Tenant shall abandon the Leased Property.

(v) Tenant shall fail to make any payment or payments of principal, premium or interest, on any Debt of Tenant described in the next sentence when due (taking into consideration the time Tenant may have to cure such failure, if any, under the documents governing such Debt). As used in this clause 14.(a)(v), "Debt" shall mean only a Debt of Tenant now existing or arising in the future, (A) payable to Landlord or any Participant or any Affiliate of Landlord or any Participant, the outstanding balance of which has become due by reason of acceleration or maturity, or (B) payable to any Person, with respect to which $20,000,000 or more is actually due and payable because of acceleration or otherwise.

(vi) Tenant or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Tenant or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty
(30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Tenant or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (vi).

(vii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing the dissolution of Tenant or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

(viii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing a split-up of Tenant or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of Tenant and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Tenant and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

(ix) One or more non-interlocutory judgments, non-interlocutory orders, decrees, or arbitration awards is entered against Tenant or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents, or conditions, of $20,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of ten days after the entry thereof;

(x) Any ERISA Termination Event that Landlord determines might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Tenant by Landlord, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

(xi) A Change of Control Event not approved in advance by Landlord shall occur.

(xii) The subordination provisions of the Indenture (as defined in subparagraph 9.(ac)(ii) of this Lease) or any other agreement or instrument governing the Subordinated Debt (as defined in subparagraph 9.(ac)(ii) of this Lease) shall be for any reason revoked or invalidated, or otherwise cease to be in full force and effect; or the Tenant or any of its Subsidiaries shall contest in any manner the validity or enforceability of such subordination provisions or shall deny that it has any further liability or obligation thereunder; or the obligations of Tenant hereunder or under the Purchase Documents shall be for any reason subordinated to such Subordinated Debt or shall not have the priority over such Subordinated Debt as contemplated by this Lease or by the Indenture or by such subordination provisions.

Notwithstanding the foregoing, any Default that could become an Event of Default under clause 14.(a)(ii) may be cured within the earlier of the periods described in clauses (A) and (B) thereof by Tenant's delivery to Landlord of a written notice irrevocably exercising Tenant's option under the Purchase Agreement to purchase Landlord's interest in the Leased Property and designating as the Designated Sale Date the next following date which is an Advance Date or Base Rent Date and which is at least ten (10) days after the date of such notice; provided, however, Tenant must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Sale Date tender to Landlord the full purchase price required by the Purchase Agreement and all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any costs incurred by Landlord in connection with the applicable Default hereunder, regardless of whether Landlord shall have been reimbursed for such costs in whole or in part by any Participants) and Tenant must also furnish written confirmation that all indemnities set forth herein (including specifically, but without limitation, the general indemnity set forth in subparagraph 9.(y) and the environmental indemnity set forth in Paragraph 12 shall survive the payment of such amounts by Tenant to Landlord and the conveyance of Landlord's interest in the Leased Property to Tenant.

(b) Remedies. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph 14.(a), at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice except as expressly described in this subparagraph 14.(b):

(i) By notice to Tenant, Landlord may terminate Tenant's right to possession of the Leased Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Tenant's right to possession if Tenant fails to cure the default within the time specified in the notice.

(ii) Upon termination of Tenant's right to possession and without further demand or notice, Landlord may re-enter the Leased Property and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Leased Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

(iii) Upon termination of Tenant's right to possession, this Lease shall terminate and Landlord may recover from Tenant:

a) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including
Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Leased
Property, removing persons or property therefrom, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, all other costs and expenses of reletting, and any loss incurred by Landlord as a result of Tenant's failure to perform Tenant's obligations under the Purchase Agreement.

		The "worth at the time of award" of the
amounts referred to in subparagraph 14.(b)(iii)a) and subparagraph 14.(b)(iii)b) shall be computed by allowing interest at ten percent (10%) per annum or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "worth at the time of award" of the amount referred to in subparagraph
14.(b)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent
(1%).

e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

(iv) The Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and abandoned the Leased Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Tenant's right to possession shall not be deemed to have been terminated by Landlord except pursuant to subparagraph 14.(b)(i) hereof. The following shall not constitute a termination of Tenant's right to possession:

a) Acts of maintenance or preservation or efforts to relet the Leased Property;

b) The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease; or

c) Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Tenant.

(c) Enforceability. This Paragraph shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

(d) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to any other remedy allowed to Landlord under Applicable Law or in equity. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency of Tenant by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of Landlord under the Purchase
Documents or the Environmental Indemnity.

(e) Waiver by Tenant. To the extent permitted by law, Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of this Lease as herein provided, and (ii) the benefits of any present or future constitution, or statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of law relating to notice and/or delay in levy of execution in case of eviction of a lessee for nonpayment of rent.

(f) No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation by Tenant of any term, covenant, agreement or condition contained in this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by Landlord of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

15. Default by Landlord. If Landlord should default in the performance of any of its obligations under this Lease, Landlord shall have the time reasonably required, but in no event less than thirty (30) days, to cure such default after receipt of written notice from Tenant specifying such default and specifying what action Tenant believes is necessary to cure the default. If Tenant prevails in any litigation brought against Landlord because of Landlord's failure to cure a default within the time required by the preceding sentence, then Tenant shall be entitled to an award against Landlord for the damages proximately caused to Tenant by such default.

16. Quiet Enjoyment. Provided no Event of Default has occurred and is continuing, Landlord shall not during the Term disturb Tenant's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease and the Permitted Encumbrances and any other claims or encumbrances not lawfully made through or under Landlord, to which this Lease is subject and subordinate as hereinabove set forth. Any breach by Landlord of the foregoing covenant of quiet enjoyment shall, subject to the other provisions of this Lease, render Landlord liable to Tenant for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 5 above, no such breach shall entitle Tenant to terminate this Lease or excuse Tenant from its obligation to pay Base Rent and other amounts hereunder.

17. Surrender Upon Termination. Unless Tenant or an Applicable Purchaser purchases Landlord's entire interest in the Leased Property pursuant to the terms of the Purchase Agreement, Tenant shall, upon the termination of Tenant's right to occupancy, surrender to Landlord the Leased Property, including any buildings, alterations, improvements, replacements or additions constructed by Tenant, with all fixtures and furnishings included in the Leased Property, but not including movable furniture and movable personal property not covered by this Lease, free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and, to the extent required by Landlord, with all Improvements in the same condition as of the date hereof, excepting only (i) ordinary wear and tear (provided that the Leased Property shall have been maintained as required by the other provisions hereof) and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Tenant in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Tenant or any party claiming under Tenant, if not removed at the time of such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such property from the Leased Property and store it at Tenant's risk and expense. Tenant shall bear the expense of repairing any damage to the Leased Property caused by such removal by Landlord or Tenant.

18. Holding Over by Tenant. Should Tenant not purchase Landlord's right, title and interest in the Leased Property as provided in the Purchase Agreement, but nonetheless continue to hold the Leased Property after the termination of this Lease without Landlord's written consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) the unpaid Purchase Price on the day in question, times (ii) the Holdover Rate (as defined below) for such day, divided by (iii) 360; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant; provided, however, following any breach by Landlord of its obligations to tender a deed and other documents on the Designated Sale Date as provided in the Purchase Agreement, Tenant may at its option continue its possession and use of the Leased Property pursuant to this Lease, as if the Term had been extended, for a period not to exceed 180 days after the Designated Sale Date or such longer time as may be proscribed by Applicable Law.

	As used herein, the "Holdover Rate" means:

		(1) for any day prior to the date on which Landlord tenders a deed and other documents as required by the Purchase Agreement (or is excused from its obligation to tender by Tenant's breach or anticipatory repudiation of the Purchase Agreement), a rate equal to the Fed Funds Rate on that day plus one hundred basis points;

		(2) for any day on which or within ninety days after Landlord tenders a deed and other documents as required by the Purchase Agreement (or is excused from its obligation to tender by Tenant's breach or anticipatory repudiation of the Purchase Agreement), the per annum Prime Rate in effect for such day; and

		(3) for any day after the ninety days described in the preceding clause, a rate which is three percent (3%) above the per annum Prime Rate.

19.     Miscellaneous.

(a) Notices. Each provision of this Lease, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

(i) All Rent required to be paid by Tenant to Landlord hereunder shall be paid to Landlord in immediately available funds by wire transfer to:


			 Federal Reserve Bank of San Francisco
			 Account: Banque Nationale de Paris
			 ABA #: 121027234
			 Reference: 3COM - Phase III

	or at such other place and in such other manner as Landlord may designate in a notice to Tenant (provided Landlord will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments and other obligations of Tenant under this Lease.

(ii) All Construction Advances required to be paid to Tenant by Landlord hereunder shall be paid to Tenant in immediately available funds by wire transfer to:

			 Account Name: 3Com Corporation
			 Account Number: 14848-01985
			 ABA #: 121000358
			 Reference: Construction Advance/3COM - Phase III

	or at such other place and in such other manner as Tenant may designate in a notice to Landlord (provided Tenant will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to the payment of all Construction Advances required of Landlord under this Lease.

(iii) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below, or in the case of communications to Participants, at the addresses for notice established by the Participation Agreement) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above.
Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

			 Address of Landlord:

			 BNP Leasing Corporation
			 717 North Harwood Street
			 Suite 2630
			 Dallas, Texas 75201
			 Attention: Lloyd Cox
			 Telecopy: (214) 969-0060

			 With a copy to:

			 Banque Nationale de Paris, San Francisco
			 180 Montgomery Street
			 San Francisco, California 94104
			 Attention: Jennifer Cho or Will
			 La Herran
			 Telecopy: (415) 296-8954

			 And with a copy to:

			 Clint Shouse
			 Thompson & Knight, P.C.
			 1700 Pacific Avenue
			 Suite 3300
			 Dallas, Texas 75201
			 Telecopy: (214) 969-1550

			 Address of Tenant:

			 3Com Corporation
			 5400 Bayfront Plaza
			 Santa Clara, California  95052
			 Attn: Legal Dept.  MS - 1308
			 Telecopy: (408) 764-6434

			 With copies to:

			 3Com Corporation
			 5400 Bayfront Plaza
			 Santa Clara, California  95052
			 Attn: Real Estate Dept. MS - 1220
			 Telecopy: (408) 764-5718; and

			 3Com Corporation
			 5400 Bayfront Plaza
			 Santa Clara, California  95052
			 Attn: Treasury Dept. MS - 1307
			 Telecopy: (408) 764-8403; and

			 Gray Cary Ware & Freidenrich
			 400 Hamilton Avenue
			 Palo Alto, California  94301
			 Attn: Jonathan E. Rattner, Esq.
			 Telecopy: (415) 328-3029

(b) Severability. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

(c) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate, unless all Persons with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

(d) NO IMPLIED REPRESENTATIONS BY LANDLORD. LANDLORD AND LANDLORD'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE, AND THE PURCHASE DOCUMENTS.

(e) Entire Agreement. This Lease and the instruments referred to herein supersede any prior negotiations and agreements between the parties concerning the Leased Property and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

(f) Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

(g) Time is of the Essence. Time is of the essence as to all obligations of Tenant and all notices required of Tenant under this Lease, but this paragraph shall not limit Tenant's opportunity to prevent an Event of Default by curing any breach within the cure period (if any) applicable under subparagraph 14.(a).

(h) Termination of Prior Rights. Without limiting the rights and obligations of Tenant under this Lease, Tenant acknowledges that any and all rights or interest of Tenant in and to the Land, the improvements to the Land and to any other property included in the Leased Property (except under this Lease and the Purchase Agreement) are hereby superseded. Tenant quitclaims unto Landlord any rights or interests Tenant has in or to the Land, the improvements to the Land and to any other property included in the Leased Property other than the rights and interests created by this Lease and the Purchase Agreement.

(i) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

(j) Waiver of a Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Tenant and Landlord each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Tenant and Landlord each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT
IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE LEASED PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

(k)     Not a Partnership, Etc.   NOTHING IN THIS LEASE IS
INTENDED TO BE OR TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN LANDLORD AND TENANT. NEITHER THE EXECUTION OF THIS LEASE NOR THE ADMINISTRATION OF THIS LEASE OR OTHER DOCUMENTS REFERENCED HEREIN BY LANDLORD, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF LANDLORD UNDER OR PURSUANT TO THIS LEASE OR SUCH DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY OBLIGATIONS OF LANDLORD TO TENANT.

(l) Tax Reporting. Landlord and Tenant shall report this Lease and the Purchase Agreement for federal income tax purposes as a conditional sale unless prohibited from doing so by the Internal Revenue Service. Similarly, Tenant shall report all interest earned on Escrowed Proceeds or the Collateral as Tenant's income for federal and state income tax purposes. If the Internal Revenue Service shall challenge Landlord's characterization of this Lease and the Purchase Agreement as a conditional sale for federal income tax reporting purposes, Landlord shall notify Tenant in writing of such challenge and consider in good faith any reasonable suggestions by Tenant about an appropriate response. In any event, Tenant shall indemnify and hold harmless Landlord from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of such challenge or because of any resulting recharacterization required by the Internal Revenue Service, including any additional taxes that may become due upon any sale under the Purchase Agreement to the extent (if any) that such additional taxes are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to Landlord of the recharacterization.


		[Remainder of page intentionally left blank.]




IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of July 25, 1997.

			"Landlord"

			BNP LEASING CORPORATION, a Delaware corporation



			By:      /s/ Lloyd G. Cox
			   ----------------------------
			   Lloyd G. Cox, Vice President


[Continuation of signature pages to Lease Agreement dated to be effective July 25, 1997]


			"Tenant"

			3COM CORPORATION, a Delaware corporation



                        By: /s/ Mark D. Michael
                           -------------------------------------
                           Name: Mark D. Michael
                                 -------------------------------
                           Title:SVP, Gen. Counsel & Secretary
                                 -------------------------------




				  Exhibit A

			      Legal Description

All that real property, situate in the City of Santa Clara, County of Santa Clara, State of California, being a portion of the lands of the City of Santa Clara Land Fill Corporation and the City of Santa Clara described as Parcel B in that Deed of Gift recorded August 30, 1967 in Book 7840 at Page 204, Official Records of Santa Clara County and being a portion of the lands of the City of Santa Clara as described in the deed recorded in Book 9458 at page 115, Official Records of Santa Clara County, said real property being more particularly described as follows:

Beginning at the brass pin monument located at the intersection of the monument line of Great America Parkway (125 feet wide) and the centerline Old Mountain View - Alviso Road (60 feet wide) as shown on that Parcel Map filed for record in Book 602 of Maps at Page 34, Santa Clara County Records;

Thence along the centerline of Old Mountain View - Alviso Road, North 89 47'24" West 259.00 feet to the Southerly prolongation of the Easterly line of the lands of Santa Clara Valley Water District, described as Parcel 1 in the Grant Deed recorded in Book D928 at Page 706, Official Records of Santa Clara County;

Thence along said prolongated line, North 10 57'34" West 30.58 feet to the Southeasterly corner of said lands of Santa Clara Valley Water District and the True Point of Beginning, said point being on the Northerly line of said Old Mt. View - Alviso Road as shown on that Parcel Map filed for record in Book 413 of Maps at Page 13, Santa Clara County Records;

Thence along the Easterly line of San Tomas Aquino Creek, conveyed to the Santa Clara Valley Water District as Parcel 1 in that Grant Deed recorded in Book D928 at Page 706, Official Records of Santa Clara County, and in that Quitclaim recorded in Book D928 at Page 716, Official Records of Santa Clara County, North 10 57'34" West 1325.72 feet to the Southerly corner of that parcel described in the Grant Deed from the City of Santa Clara to the Santa Clara Valley Water District, recorded
February 14, 1997, Document 13613165, Official Records of Santa
Clara County;

Thence along the Southeasterly line of said parcel, North
19 14'15" East 105.25 feet to the Southeasterly line of that parcel described as Parcel 1 in that Grant Deed from the City of Santa Clara to the State of California, recorded
February 10, 1997, Document 13607858, Official Records of Santa
Clara County;

Thence along the general Southerly boundary of the last said parcel the following six (6) courses:

North 63 34'28" East 51.54 feet;

North 62 02'11" East 153.02 feet;

North 61 29'12" East 230.90 feet;

Easterly and Southeasterly along a tangent curve to the right, having a radius of 32.00 feet, through a central angle of 100 07'12", an arc length of 55.92 feet to a point of compound curvature;

Southerly along a tangent curve to the right, having a radius of 282.00 feet, through a central angle of 18 23'50", an arc length of 90.55 feet;

South 00 00'14" West 55.36 feet to the Westerly line of said Great America Parkway, shown as "Proposed Great America Parkway" on that Record of Survey filed for record in Book 34 of Maps at Pages 1 through 8, Santa Clara County Records;

Thence along said Westerly line, South 01 05'29" West 1395.20 feet;

Thence along a tangent curve to the right, having a radius of
50.00 feet, through a central angle of 89 07'07", for an arc length of 77.77 feet to a point of tangency on said Northerly line of Old Mt. View - Alviso Road;

Thence along said Northerly line, North 89 47'24" West 150.14 feet to said True Point of Beginning.





				 Exhibit B

			   Permitted Encumbrances

1. PROPERTY TAXES, including any assessments collected with taxes, for the fiscal year 1996-1997, a lien not yet due or payable.

2. THE LIEN of supplemental taxes arising as the result of an event or occurrence on or after the date of this Policy assessed pursuant to Chapter 3.5 commencing with
Section 75 of the California Revenue and Taxation Code.
No supplemental taxes now due and payable.

3.      EASEMENT for the purposes stated herein and incidents
thereto
	Purpose         :       Gas pipe line
	Granted to      :       Pacific Gas and Electric Company,
				a California corporation
	Recorded        :       January 9, 1932 in Book 598, page 183,
				Official Records of Santa Clara County,
				California
	Affects         :       As follows:

	The Route of said pipe line shall be as follows:

	Beginning at a point in the Westerly boundary line of said premises, distant thereon 35.0 feet Southerly from said iron pipe marking the Northwest corner of said premises, and running thence South 89 46' East 552.2 feet, thence North 50 5 1/2' East 500 feet more or less, to the point in the Easterly boundary line of said premises.

	The width of said easement is not disclosed of record.

4.      The Effect of the Redevelopment Plan for the North
Bayshore Project and contains the provisions permitted by
Section 33670 of the Health and Safety Code of the State of California, recorded December 31, 1973 in Book 0708,
Page 585, Official Records of Santa Clara County,
California.

5.      A Resolution Dedicating Land of the City of Santa
Clara to Particular Public Uses recorded October 1, 1974 in Book B111, page 1 of Official Records of Santa Clara
County, California and described as follows:

	An easement for slope purposes described as follows:

	Beginning at a point on the Westerly line of said
Proposed Great America Parkway distant thereon N 1 05'37"
E 1836.01 feet from the intersection of said Westerly line with the Southerly line of the lands described in the Deed recorded in Book 9458 of Official Records of Santa Clara
County at page 115, thence from said Point of Beginning leaving said Westerly line N. 0 35'28" W. 170.07 feet;
thence N 0 39'04" E 927.68 feet to a point on the Westerly line of said Proposed Mission College Boulevard; thence
Southeasterly and Southerly along last said line from a tangent that bears S 58 01'04" E along the arc of a curve to the right having a radius of 25.00 feet and a central angle of 59 06'41", an arc distance of 25.79 feet and tangent to the preceding curve S 1 05'37" W 1076.20 feet to the Point of Beginning.

6. ANY RIGHTS, interests, or claims adverse to those of the vestee herein which may exist or arise by reason of the following facts shown on a survey plat entitled "ALTA/ACSM LAND TITLE SURVEY", dated August 21,1996, last revised June 5, 1997, prepared by Kier & Wright, Job No. 96112.

	a)      The fact that various drains empty onto
this property along the Easterly boundary.

	b) The fact that an overhead line and poles exist on said land.

7. EASEMENT for the purposes stated herein and incidents thereto

	Purpose         :       Slope Purposes
	Granted to      :       State of California
	Recorded        :       February 10, 1997 under Series No. 13607858,
				Official Records of Santa Clara County,
				California
	Affects         :       as follows

	Beginning at the most Northerly comer of that certain
3.709 acre tract of land described in the Quitclaim Deed from the City of Santa Clara to the Santa Clara Valley
Water District recorded July 23, 1979 in Book E245 of Official Records at page 470, Santa Clara County Records; thence from said point of beginning along the Easterly line of said 3.709 acre tract, the following course: S.
10 04'48" E.109.99 feet; S. 79 55'12" W. 25.00 feet; and
S. 10 04'48" W. 154.82 feet; thence leaving said Easterly line N. 65 31'00" E. 7.36 feet; thence N. 84 16'00" E.
45.94 feet to the true point of beginning for this description; thence from said true point of beginning N.
64 27'28" E. 51.54 feet; thence N. 62 55'11" E. 153.01
feet; thence N. 62 22'12" E. 230.89 feet; thence along a tangent curve to the right, with a radius of 32.00 feet, through a central angle of 100 07'12" for an arc distance of 55.92 feet to a point of compound curvature; thence along a tangent curve to the right, with a radius of
282.00 feet through a central angle of 18 23'50" for an arc distance of 90.55 feet; thence S. 0 53'14" W. 55.36 feet; thence N. 88 01'31" W. 15.00 feet; thence parallel with above said course having a length of 55.36 feet, N.
0 53'14" E. 55.08 feet; thence concentric with and distant
15.00 feet Westerly, measured radially, from above said course having a length of 90.55 feet along a tangent curve to the left, with a radius of 267.00 feet, through a central angle of 18 41'22" for an arc length of 87.09 feet; thence leaving said parallel line N. 81 17'26" W.
23.55 feet; thence S. 61 32'45" W. 229.43 feet; thence S.
63 33'03" W. 227.87 feet; thence N. 20 07'00" E. 32.19
feet to the true point of beginning.

8.      LACK OF ABUTTER'S RIGHTS to and from Rte.237, lying
adjacent to the Northerly line of said land, said rights
having been relinquished in the Deed
	To              :       State of California
	Recorded        :       February 10,1997 under Series No. 13607858,
                                Official Records of Santa Clara
                                County, California.

9. Certificate of Compliance executed by the City of Santa Clara which confirms that this property is a legal parcel under the California Subdivision Map Act, recorded in the Official Records of Santa Clara County, California on June 12, 1997 as Document No. 13739108.

10.     Development Agreement executed by the City of Santa
Clara and 3Com Corporation, recorded in the Official
Records of Santa Clara County, California on June 12, 1997 as Document No. 13739112.





				  Exhibit C

		       PERMITTED HAZARDOUS SUBSTANCES

			 (NOT a Comprehensive List)

It is anticipated that the following Hazardous Substances, and others necessary for the use, occupancy, and operation of the Leased Property in accordance with the terms and conditions of this Lease, will be used by Tenant at the Leased Property:

		Description                                     C.A.S.#

		Solder bars (lead)                              7439-92-1

		Solder paste
			Lead                                    7439-91-1
			Tin                                     7440-31-5

		Solder paste remover
			Sodium hydroxide                        1310-73-2

		Isopropyl alcohol
			Isopropanol                             67-63-0

		S32-10M
			Isopropanol                             67-63-0
			Methanol                                67-56-1




				Exhibit D

		 RESOLUTION OF DISPUTED INSURANCE CLAIMS

	If Landlord and Tenant cannot agree upon the amount for which any insurance claim against an insurer should be settled after damage to the Leased Property by fire or other casualty, and so long as neither Tenant nor Landlord is authorized to determine such amount without the consent of the other pursuant to subparagraph 9.(r), then either party may require that the amount be determined as follows:

1. Landlord and Tenant shall each appoint an experienced architect who is familiar with construction costs for comparable properties in the vicinity of the Leased
Property. Each party will make the appointment no later than 10 days after receipt of notice from the other party that the dispute resolution process described in this Exhibit has been invoked. The agreement of the two architects as to the appropriate amount of the insurance settlement will be binding upon Landlord and Tenant. If the two architects cannot agree upon the settlement amount within 30 days following their appointment, they shall within another 10 days agree upon a third architect. Immediately thereafter, each of the first two architects will submit his best estimate of the appropriate settlement amount (together with a written report supporting such estimate) to the third architect and the third architect will choose between the two estimates.
The estimate chosen by the third architect as the closest to the amount needed to repair and restore the Leased Property will be binding upon Landlord and Tenant as the amount for which the applicable insurance claim should be settled. (However, no such estimate and nothing contained in this Exhibit will limit Tenant's liability under other provisions of this Lease for the repair and restoration of the Leased Property.) Notification in writing of the estimate chosen by the third architect shall be made to Landlord and Tenant within 15 days following the selection of the third architect.

2. If architects must be selected under the procedure set out above and either Tenant or Landlord fails to appoint an architect or fails to notify the other party of such appointment within 10 days after receipt of notice that the prescribed time for appointing the architects has passed, then the other party's architect will determine the appropriate settlement amount. All architects selected for the dispute resolution process set out in this Exhibit will be disinterested, reputable, qualified architects with at least 15 years experience designing and overseeing the construction of properties comparable to the Leased Property.

3. If a third architect must be chosen under the procedure set out above, he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other architects or the parties to this Lease, and the first two architects will be so advised. Although the first two architects will be instructed to attempt in good faith to agree upon the third architect, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require the first two architects to immediately submit its top choice for the third architect to the then highest ranking officer of the San Francisco Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant.
Such officer will have complete discretion to select the most objective and competent third architect from between the choice of each of the first two architects, and will do so within 20 days after such choices are submitted to him.

4. Either Landlord or Tenant may notify the architect selected by the other party to demand the submission of an estimate of the appropriate settlement amount or a choice of a third architect as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's architect fails to comply with the demand within 5 days after receipt of such notice, then the settlement amount or choice of the third architect, as the case may be, selected by the other architect (i.e., the notifying party's architect) will be binding upon Landlord and Tenant.

5. For the purposes of this Exhibit, "appropriate settlement amount" and words of like effect means the amount required to restore the Leased Property, less any insurance deductible that clearly applies under the policy of insurance which provides the coverage to be settled;
and all architects and other persons involved in the determination of the settlement amount will be so advised.





				 Exhibit E

		 FINANCIAL COVENANT COMPLIANCE CERTIFICATE


BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho or Will La Herran

	Re: 3Com Lease Agreement

Gentlemen:

	I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of 3Com
Corporation, do hereby certify, represent and warrant that:

	1. This Certificate is furnished pursuant to subparagraph 9.(w)(iii) of that certain Lease Agreement dated as of July 25, 1997 (the "Lease Agreement," the terms defined therein being used herein as therein defined) between 3Com Corporation (the "Tenant"), and you.

	2. Annex 1 attached hereto sets forth financial data and computations evidencing the Tenant's compliance with certain covenants of the Lease Agreement, all of which data and computations are complete, true and correct.

	3. To the knowledge of Tenant no Default or Event of Default under the Lease Agreement has occurred and is continuing.

	4. The representations of Tenant set forth in the Lease Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

	Executed this _____ day of ______________, ____.


			3Com Corporation


			Name:_________________________

			Title:________________________

[cc all Participants]




		     Annex 1 To Compliance Certificate
	  For the _________________ Ended ________________, ____

I.      PARAGRAPH 9.(ac)(i): Quick Ratio

	A.      Unencumbered Cash and Cash Equivalents
		and other "Quick Assets" as defined in
		Paragraph 9.(ac)(i) of the Lease:       $_____________

	B.      "Current Liabilities" as defined in
		Paragraph 9.(ac)(i) of the Lease:       $_____________

        C.      Ratio of A to B:                        _____ to 1.00

	F.      Minimum ratio computed as provided in
		Paragraph 9.(ac)(i) of the Lease:       1.00 to 1.00

II.     PARAGRAPH 9.(ac)(ii): Maximum Senior Debt to Capitalization

	A.      Total "Debt" as defined
		in Paragraph 1.(ad) of
		Tenant and its consolidated
		Subsidiaries:                           $_____________

	B.      "Subordinated
		Debt" as defined in
		Paragraph 9.(ac)(ii) of the Lease:      $_____________

	C.      "Senior Debt" as
		defined in Paragraph 9.(ac)(ii)
		of the Lease
		(A - B):                                $_____________

	D.      Consolidated Tangible Net Worth
		(from calculation below):               $_____________

	E.      Capitalization as defined in
		Paragraph 9.(ac)(ii) of the Lease
		(A + D):                                $_____________

	F.      Ratio of B to E:                        _____ to 1.00

	D.      Maximum ratio:                          0.35 to 1.00

III.    PARAGRAPH 9.(ac)(iii): Minimum Tangible Net Worth

	A.      Reported stockholders equity:           $_____________

	B.      "Intangible Assets" as
		defined in Paragraph 9.(ac)(iii)
		of the Lease:                           $_____________

	D.      Consolidated Tangible Net Worth
		(A - B):                                $_____________

	E.      Minimum computed as
		provided in Paragraph 9.(ac)(iii)
		of the Lease:                           $_____________

IV.     PARAGRAPH 9.(ac)(iv): Fixed Charge Ratio

	A.      "Adjusted EBIT" as
		defined in Paragraph 9.(ac)(iv)
		of the Lease:                           $_____________

	B.      "Fixed Charges" as
		defined in Paragraph 9.(ac)(iv)
		of the Lease:                           $_____________

	C.      Ratio of A to B:                        _____ to 1.00

	D.      Minimum ratio:                          2.00 to 1.00





				  Exhibit F

	     CERTIFICATE OF TENANT'S CALCULATION OF THE SPREAD


BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho or Will La Herran

	Re: 3Com Lease Agreement

Gentlemen:

	I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of 3Com
Corporation, do hereby certify, represent and warrant that:

	1. This Certificate is furnished pursuant to subparagraph 9.(w)(iv) of that certain Lease Agreement dated as of July 25, 1997 (the "Lease Agreement," the terms defined therein being used herein as therein defined) between 3Com Corporation, and you.

	2. Annex 1 attached hereto sets forth financial data and computations evidencing the Tenant's computation of the Spread, all of which data and computations are complete, true and correct.


	Executed this _____ day of ______________, ____.


			3Com Corporation


			Name:_________________________

			Title:________________________

[cc all Participants]




	Annex 1 To Certificate of Tenant's Calculation of the Spread
		      As of the  ________________, ____


I.      S&P'S RATING OF TENANT'S SENIOR UNSECURED DEBT:     _____________

II.     MOODY'S RATING OF TENANT'S SENIOR UNSECURED DEBT:   _____________

III.    CALCULATION OF TENANT'S DEBT TO CAPITAL RATIO:      _____________

	A.      Funded "Senior Debt" as defined in
		Paragraph 9.(ac)(ii) of the Lease:         $_____________

	B.      Other outstanding Debt as defined in
		Paragraph 1.(ad) of the Lease:             $_____________

	C.      Outstanding "Subordinated Debt" as
		defined in Paragraph 9.(ac)(ii) of
		the Lease:                                 $_____________

	D.      Debt for purposes of this ratio
		(A + B - C):                               $_____________

	E.      Reported stockholders equity:              $_____________

	F.      "Intangible Assets" as
		defined in Paragraph 9.(ac)(iii)
		of the Lease:                              $_____________

	G.      Consolidated Tangible Net Worth
		(E - F):                                   $_____________

	H.      Capital for purposes of this test
		(A + B + G):                               $_____________

	I.      D divided by H:                             _____________

III.    SPREAD AS DEFINED IN PARAGRAPH 1.(cm) OF THE LEASE: _____________




				  Exhibit G

			LIST OF ENVIRONMENTAL REPORTS

As used in this Lease, "Environmental Report" means, collectively, the following reports provided to Landlord by 3COM or acquired by Landlord from its own consultants:

1.      Phase I Environmental Site Assessment for the former
Policeman's Athletic League, Motocross Site, Great America
Parkway and Old Mountain View-Alviso Road, Santa Clara, CA,
September 22, 1995.

2.      Phase II Investigation Results of the former Policeman's
Athletic League, Motocross Site, Great America Parkway and Old
Mountain View-Alviso Road, Santa Clara, CA, November 15, 1995.




				  Exhibit H

	  DESCRIPTION OF RENDERINGS OF THE DESIGNATED IMPROVEMENTS


Designated Improvements to the Leased Property will consist of the following improvements:

		(1) three new buildings to be used as a
corporate office, electronics research and development facility, data center and cafeteria;

		(2) an 350 foot span elevated walkway between such buildings and Tenant's corporate campus.

For a better description of the Designated Improvements, reference is made to the Entitlements Package dated 03.05.97 for 3COM's PAL Site, which includes elevations and a conceptual site plan among other information, and which was delivered to Landlord's counsel by 3COM's counsel contemporaneously with the execution and delivery of this Lease.





				  Exhibit I

			  Estoppel From Contractors

			       _________, 199__



BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201

Attention:  Lloyd Cox

	Re:     Assignment of Construction Contract

Ladies and Gentlemen:

	The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

1. The undersigned has entered into that certain [Construction Contract] (the "Construction Contract") by and between the undersigned and 3Com Corporation ("Tenant") dated ____________________, 199___ for the construction of the multiuse complex to be constructed on the campus leased by Tenant (the "Improvements") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "Land" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, being herein collectively referred to as the "Project").

2.      The undersigned has been advised that BNP owns the Land.

3. The undersigned has also received a copy of the Lease Agreement dated as of July 25, 1997 (the "Lease"), pursuant to which BNP is leasing the Project to Tenant, and BNP has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Tenant's construction of the Improvements. The Lease also requires Tenant to fulfill all obligations of the ["Owner"] under the Construction Contract and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

4. A complete and correct copy of the Construction Contract is attached to this letter. The Construction Contract is in full force and effect and has not been modified or amended.

5. The undersigned has not sent to Tenant or received from Tenant any notice of default or any other notice for the purpose of terminating the Construction Contract, nor is there any existing circumstance or event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Construction Contract.

	The undersigned acknowledges and agrees that:

	a) BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for any statutory lien rights, against the Project arising under or in any way relating to the Construction Contract; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Construction Contract if BNP elects in writing, pursuant to Paragraph b) below, to assume the Construction Contract in the event Tenant's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Construction
Contract.

	b) Upon any termination of Tenant's right to possession of the Project under the Lease, including but not limited to any eviction of Tenant resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Tenant's rights and obligations under the Construction Contract, cure any defaults by Tenant thereunder and enforce the Construction Contract and all rights of the ["Owner"] thereunder. Within ten (10) days of receiving notice from BNP that Tenant's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Construction Contract in whole or in part (or, if so, the nature of such modification); (ii) that the Construction
Contract is valid and subsisting and in full force and effect;
(iii) that there are no defaults or events of default then existing under the Construction Contract and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Construction Contract is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the construction project; (vi) the total amount paid for construction through the date of the letter; (vii) the estimated total cost of completing such construction as of the date of the letter, together with a current draw schedule; and
(viii) any other information BNP may request to allow it to decide whether to assume the Construction Contract. BNP shall have thirty (30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Construction Contract. If BNP fails to assume the Construction Contract within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Construction Contract or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Tenant and any statutory lien rights not waived for the recovery of any such damages or other amounts.

	c) If BNP notifies the undersigned that BNP shall not assume the Construction Contract pursuant to the preceding paragraph following the termination of Tenant's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Construction Contract and remove its personnel from the Project, and BNP shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNP, deliver and assign to BNP all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Construction Contract and other contract documents executed by Tenant), all other material relating to the work which belongs to BNP or Tenant, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Construction Contract. Notwithstanding the undersigned's receipt of any notice from BNP that BNP declines to assume the Construction Contract, the undersigned shall for a period not to exceed fifteen (15) days after receipt of such notice take such steps, at BNP's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

	d) No action taken by BNP or the undersigned with respect to the Construction Contract shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease, by the Construction Contract or otherwise against Tenant.

	e) The undersigned agrees promptly to notify BNP of any material default or claimed material default by Tenant under the Construction Contract, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT - NOTICE OF TENANT'S DEFAULT
UNDER CONSTRUCTION AGREEMENT WITH 3COM CORPORATION - SANTA
CLARA CALIFORNIA" at the address specified for notice below (or at such other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty (30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Tenant under the Construction Contract, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Tenant's right to possession of the Project and evict Tenant, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law. If the undersigned incurs additional costs due to the extension of the aforementioned cure period, the undersigned shall be entitled to an equitable adjustment to the price of the Construction
Contract for such additional costs.

	f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

	To the undersigned: ______________________________
			    ______________________________
			    ______________________________

	To BNP:             BNP Leasing Corporation
			    717 North Harwood Street
			    Suite 2630
			    Dallas, Texas 75201

	g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Tenant.

			 Very truly yours,

			 _________________________________



			 By:______________________________
			    Name:_________________________
			    Title:________________________



	Tenant joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Construction Contract in the event Tenant is evicted from the Project.

			3Com Corporation



			By:______________________________
			   Name:_________________________
			   Title:________________________





				  Exhibit J

		     Estoppel From Architects/Engineers

			       _________, 199__



BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201

Attention:  Lloyd Cox

	Re:     Assignment of Construction Contract

Ladies and Gentlemen:

	The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

1. The undersigned has entered into that certain [Architect's/Engineer's Agreement] (the "Agreement") by and between the undersigned and 3Com Corporation ("Tenant") dated ____________________, 199___ for the [design] of the multiuse complex to be constructed on the Santa Clara campus leased by Tenant (the "Improvements") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "Land" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, being herein collectively referred to as the "Project").

2.      The undersigned has been advised that BNP owns the Land.

3. The undersigned has also received a copy of the Lease Agreement dated as of July 25, 1997 (the "Lease"), pursuant to which BNP is leasing the Project to Tenant, and BNP has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Tenant's construction of the Improvements. The Lease also requires Tenant to fulfill all obligations of the ["Owner"] under the Agreement and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

4. A complete and correct copy of the Agreement is attached to this letter. The Agreement is in full force and effect and has not been modified or amended.

5. The undersigned has not sent to Tenant or received from Tenant any notice of default or any other notice for the purpose of terminating the Agreement, nor is there any existing circumstance or event which, HEADER FOLLOWS THIS COMMENT BOX -- MOVE TO FIT PAGE NUMBERINGbut for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Agreement.

	The undersigned acknowledges and agrees that:

	a) BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for any statutory lien rights, against the Project arising under or in any way relating to the Agreement;
provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Agreement if BNP elects in writing, pursuant to Paragraph b) below, to assume the Agreement in the event Tenant's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Agreement.

	b) Upon any termination of Tenant's right to possession of the Project under the Lease, including but not limited to any eviction of Tenant resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Tenant's rights and obligations under the Agreement, cure any defaults by Tenant thereunder and enforce the Agreement and all rights of the ["Owner"] thereunder.
Within ten (10) days of receiving notice from BNP that Tenant's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Agreement in whole or in part (or, if so, the nature of such modification); (ii) that the Agreement is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Agreement and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Agreement is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the Project; (vi) the total amount paid for construction through the date of the letter; (vii) the estimated total cost of completing such construction as of the date of the letter, together with a current draw schedule; and (viii) any other information BNP may request to allow it to decide whether to assume the Agreement. BNP shall have thirty (30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Agreement. If BNP fails to assume the Agreement within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Agreement or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Tenant and any statutory lien rights not waived for the recovery of any such damages or other amounts.

	c) If BNP notifies the undersigned that BNP shall not assume the Agreement pursuant to the preceding paragraph following the termination of Tenant's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Agreement and remove its personnel from the Project, and BNP shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project.
The undersigned shall also, upon request by BNP, deliver and assign to BNP all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Agreement and other contract documents executed by Tenant), all other material relating to the work which belongs to BNP or Tenant, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Agreement. Notwithstanding the undersigned's receipt of any notice from BNP that BNP declines to assume the Agreement, the undersigned shall for a period not to exceed fifteen (15) days after receipt of such notice take such steps, at BNP's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

	d) No action taken by BNP or the undersigned with respect to the Agreement shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease, by the Agreement or otherwise against Tenant.

	e) The undersigned agrees promptly to notify BNP of any material default or claimed material default by Tenant under the Agreement, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT - NOTICE OF TENANT'S DEFAULT UNDER AGREEMENT WITH 3COM CORPORATION - SANTA CLARA CALIFORNIA" at the address specified for notice below (or at such other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty (30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Tenant under the Agreement, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Tenant's right to possession of the Project and evict Tenant, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law.

	f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

	To the undersigned: _____________________________
			    ______________________________
			    ______________________________

	To BNP:             BNP Leasing Corporation
			    717 North Harwood Street
			    Suite 2630
			    Dallas, Texas 75201

	g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Tenant.

			Very truly yours,


			_________________________________



			By:______________________________
			   Name:_________________________
			   Title:________________________



	Tenant joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Agreement in the event Tenant is evicted from the Project.

			3Com Corporation



			By:______________________________
			   Name:_________________________
			   Title:________________________





				  Exhibit K

			      Draw Request Forms




			       ________, 199__




BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104

Attention:  Ms. Jennifer Cho

	Re: Construction Advance Request No. __________ by 3Com Corporation

Ladies and Gentlemen:

	Reference is made to the Lease Agreement between BNP Leasing Corporation (herein "Landlord") and 3Com Corporation (herein "Tenant") dated as of July 25, 1997 (herein "the Lease"). Capitalized terms defined in the Lease and used but not defined in this letter are intended to have the meanings assigned to them in the Lease.

	Tenant hereby makes request for a Construction Advance in the amount of $________________ (herein the "Current Advance").
Included herewith are:

	1. An Application and Certificate for Payment based on AIA Form G702 (herein the "Contractor's
Application") from Tenant's general contractor, attached to which is a schedule of values listing all subcontractors, suppliers and other parties to whom the general contractor has or will make payments from the draw requested in the Contractor's Application. The
Contractor's Application evidences an obligation incurred by (and previously paid by) Tenant for construction of Improvements and for which Tenant is entitled to reimbursement from the Current Advance.

	2. A list of any costs paid by Tenant, other than to the general contractor, for which Tenant is entitled to reimbursement from the proceeds of the Current
Advance (herein the "Other Costs List").

	3. Invoices and requests for payments from the subcontractors and others entitled to payment from the general contractor for construction and related work covered by the Contractor's Application; excluding, however, invoices or requests from some or all subcontractors and others that, according to the Contractor's Application, are to be paid less than $300,000 from the draw requested in Contractor's
Application. Such invoices and requests for payments are consistent with the detail shown in the schedule of values attached to the Contractor's Application.

	4. Invoices or other evidence of the costs (if any) included in the Other Costs List.

	5. A list of any "checks on hold" (i.e., payments withheld from subcontractors or suppliers by Tenant's general contractor because of some defect or deficiency in the payee's request for payment or in the work or materials provided by the payee) in excess of $50,000.

	6. An up-to-date list of the names and addresses of any subcontractors that have actually filed a claim of lien against the Leased Property, together with, to the extent not already provided with a prior request for a Construction Advance, a copy of the claim of lien filed.

	7. A certification of an officer of Tenant as required by Paragraph 6.(c)(viii) of the Lease.

	We hereby confirm that Landlord will not be responsible for the application of any funds advanced to Tenant or to any other party at our request.

			Sincerely,

			3Com Corporation

			By:______________________________
			   Name:_________________________
			   Title:________________________


cc:     BNP Leasing Corporation
	717 North Harwood Street
	Suite 2630
	Dallas, Texas 75201
	Attention:  Lloyd Cox

	Clint Shouse
	Thompson & Knight,
	a Professional Corporation
	3300 First City Center
	1700 Pacific Avenue
	Dallas, Texas 75201





		      Construction Advance Certificate

Pursuant to Paragraph 6.(c)(viii) of the Lease dated as of July 25, 1997 (the "Lease") between 3Com Corporation ("Tenant") and BNP Leasing Corporation ("Landlord"), Tenant does hereby represent, warrant and certify to Landlord in connection with Tenant's request for Construction Advance No. __________ that:

	a)      no Event of Default has occurred and is continuing,

	b) the representations and warranties of Tenant contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, subject only to the following exceptions:

		[LIST EXCEPTIONS HERE, OR IF THERE ARE NO
EXCEPTIONS, INSERT "NONE"]

	c) Construction of the Designated Improvements has commenced and is progressing without any significant continuing interruption in a good and workmanlike manner and substantially in accordance with the requirements of the Lease and all Applicable Laws and Tenant has corrected or is diligently pursuing the correction of any significant defect in such construction,

	d) all costs and expenses for which Tenant is requesting reimbursement by the Construction Advance referenced above constitute actual costs and expenses incurred by Tenant for the Designated Improvements or for property taxes or assessments assessed against and paid with respect to the Leased Property, and

	e) Potential Lien Claimants have been paid all sums for which prior Construction Advances have been advanced, and the advance being requested will not result in an excess of $3,000,000 or more of (1) the total cost of work with respect to which Potential Lien Claimants could have asserted a lien against the Leased Property and for which Construction Advances have been advanced by Landlord, over (2) the cost of such work for which Tenant has provided to Landlord unconditional statutory lien releases from all Potential Lien Claimants.

Capitalized terms used herein which are defined in the Lease but not in this Certificate shall have the meanings assigned to them in the Lease.

In witness whereof, this Certificate is executed by an officer of 3Com Corporation as of ______________, 19___.

			3Com Corporation



			By:______________________________
			   Name:_________________________
			   Title:________________________


      List of Liens For Which a Claim of Lien Has Actually Been Filed

		(Construction Advance Request No. ________)


Liens for which a claim of lien has actually been filed are as follows:

1.


2.


3.



			      Other Costs List

		 (Construction Advance Request No. ________)


Costs paid - other than to Tenant's general contractor - by Tenant and for which Tenant is entitled to reimbursement from the Current Advance being requested are as follows:

1.


2.


3.




				  Exhibit L

      Notice to Accelerate the Carrying Costs Accrual Termination Date



BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho or Will La Herran

	Re: Lease Agreement/3COM Phase III

Gentlemen:

	This notice is furnished pursuant to subparagraph 1.(p) of that certain Lease Agreement dated as of July 25, 1997 (the
"Lease Agreement," the terms defined therein being used herein as therein defined) between 3Com Corporation and you. I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of 3Com Corporation, do hereby notify you that 3COM Corporation irrevocably elects to accelerate the Carrying Costs Accrual Termination Date and thereby accelerate the commencement of Base Rent accruals and the termination of accruals of Carrying Costs. Because of this notice, the Carrying Costs Accrual Termination Date will occur on the next following Advance Date that is at least ten (10) days after the date you receive this notice.


	Executed this _____ day of ______________, ____.


			3Com Corporation


			Name:_________________________

			Title:________________________


[cc all Participants]





				 Exhibit M

		      Notice of LIBOR Period Election



BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho or Will La Herran

	Re: Lease Agreement dated as of July 25, 1997, between
3COM Corporation, as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

	Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease referenced above.
This letter constitutes notice to you that the LIBOR Period
Election under the Lease shall be:

			________________ month(s),

beginning with the first Base Rent Period that commences on or after:

			______________, ____.


NOTE: YOU SHALL BE ENTITLED TO DISREGARD THIS NOTICE IF THE NUMBER OF MONTHS SPECIFIED ABOVE IS NOT A PERMITTED NUMBER UNDER THE DEFINITION OF "LIBOR PERIOD ELECTION" IN THE LIST OF DEFINED TERMS ATTACHED TO THE LEASE, OR IF THE DATE SPECIFIED ABOVE CONCERNING THE COMMENCEMENT OF THE LIBOR PERIOD ELECTION IS LESS THAN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE. HOWEVER, WE ASK THAT YOU NOTIFY US IMMEDIATELY IF FOR ANY REASON YOU BELIEVE THIS NOTICE IS DEFECTIVE.

	Executed this _____ day of ______________, 19___.


			3COM CORPORATION


			Name:______________________________
			     Title:________________________


[cc all Participants]





				 Schedule 1

		       LIST OF APPROVED PARTICIPANTS

"Approved Participants" as used in this Lease will include the existing Participants, Banque Nationale de Paris and ABN Amro Bank N.V., and the following prospective participants, to the extent that any one or more of the following may at the request of Landlord become parties to the Participation Agreement and the Pledge Agreement by executing supplements to those agreements as therein provided:

	Credit Suisse First Boston

	Industrial Bank of Japan, Limited

	Mellon Bank, N.A.

	Societe Generale

	The Toronto-Dominion Bank

	The Bank of Nova Scotia

	Union Bank of California